CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the inclusion of our report dated January 10, 2007, accompanying the financial statements of Capstone Industries, Inc. as of December 31, 2005 and 2004 and for the years then ended, in this Current Report on Form 8-K, Amendment Number One, of China Direct Trading Corporation to be filed on February 27, 2007.


                                                    /s/ Goldstein Lewin & Co.
                                                    Certified Public Accountants

Boca Raton, Florida
February 27, 2007